Exhibit 10.3

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") effective as of the 1st day of January, 2009 (the “Effective Date”) by and between ACURA PHARMACEUTICALS, INC., a New York corporation (the "Corporation"), with administrative offices at 616 N. North Court, Suite 120, Palatine, IL 60067 and RON J. SPIVEY, residing at 3514 Bimini Avenue, Cooper City, Florida 33026 (the "Employee").

W I T N E S S E T H
WHEREAS, Employee has been employed by the Corporation pursuant to an Executive Employment Agreement dated as of April 5, 2004, as amended (the “Original Agreement”); and

WHEREAS, the Employee desires to reduce his role with the Corporation commencing January 1, 2009; and

WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement, as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties agree as follows:

1.     Employment, Duties and Acceptance.

1.1   Services. Commencing on the Effective Date the Corporation shall continue the employment of the Employee pursuant to the terms of this Agreement for the Term (as defined in Section 2 hereof), to render services to the Corporation of ten (10) weeks per year, at such times as mutually agreed by the Corporation's Chief Executive Officer ("CEO") and the Employee, as the Corporation's Senior Scientific Advisor, subject to the direction of the CEO and the Corporation's Board of Directors. In connection therewith, the Employee shall assist and advise the Corporation with the development of product candidates and such other tasks as may be further reasonably be requested to be performed by the CEO, to whom the Employee shall report, and to use his commercially reasonable best efforts, skill and abilities to promote the interests of the Corporation and its subsidiary. The Employee shall perform the services for the Corporation from his home office and by traveling to the Corporation's facilities and such other locations as shall be agreed by the Employee and CEO from time to time, including, without limitation, the locations of contract research organizations, clinical trial sites, and other locations required for meetings or presentations with prospective investors, counsel, prospective pharmaceutical partners and other locations as the CEO shall determine to be in the best business interests of the Corporation. The Employee acknowledges and agrees that the change in the Employee’s title, reduction in responsibilities, service hours, and compensation is being effected at the request of the Employee and will not constitute or be deemed grounds for the Employee’s “Good Reason” termination as provided in Section 7.5 of the Original Agreement.

1.2   Acceptance. The Employee hereby accepts the terms of continued employment with the Corporation and commencing on the Effective Date, and agrees to render the services described in Section 1.1 hereof.

2.     Term of Employment. The term of the Employee’s employment under this Agreement shall commence on the Effective Date and shall expire on December 31, 2010 (the “Term”), unless sooner terminated pursuant to Section 7 of this Agreement.

3.     Compensation. In consideration of the services to be rendered by the Employee pursuant to this Agreement, the Corporation shall pay the Employee an aggregate annual base salary of One Hundred Twenty Thousand Dollars ($120,000) (the "Base Salary"), payable in equal weekly installments in accordance with the Corporation’s customary payroll practices, less such deductions or amounts to be withheld as required by applicable laws and regulations.

4.     Expenses. The Corporation shall pay or reimburse the Employee for all reasonable expenses which are incurred in accordance with the Corporation’s expense policy in force from time to time and which are actually incurred or paid by the Employee during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Corporation may reasonably require. Such expenses shall include, but not be limited to, business travel, travel to corporate facilities and related temporary living expenses, meals and lodging, and business entertainment.

5.     Additional Benefits. In addition to the compensation and expenses to be paid under Sections 3 and 4 hereof, the Employee will be entitled to such rights and benefits for which he may be eligible (as a part time employee) under any insurance or retirement plan of the Corporation as the Board of Directors shall adopt from time to time in its sole and absolute discretion for the benefit of employees of the Corporation.

6.     Stock Options/Restricted Stock Units. The Employee and the Corporation acknowledge and agree that the stock options and restricted stock unit awards issued to the Employee by the Corporation as of the date of this Agreement shall remain in full force and effect and the Employee’s right to exercise such stock options and to receive distributions under such restricted stock units shall be as provided in the respective award agreements and the plans pursuant to which such stock options and restricted stock unit awards were issued; provided, however, that with respect to the stock options granted to the Employee on May 23, 2008 exercisable for up to 160,000 shares of the Corporation’s common stock, in the event of the termination of the Employee’s employment (a) by the Employee, the Employee may exercise such options to the extent vested at the date of termination during the forty (40) day period following the date of termination, and (b) by the Corporation, the Employee may exercise such options to the extent vested at the date of termination during the twelve (12) month period following the date of termination.

7.     Termination. The Corporation may terminate the Employee’s employment with the Corporation for any reason at any time during the Term upon written notice. The Corporation's obligation to pay compensation or any other amounts payable hereunder to or for the benefit of the Employee shall terminate on the earlier to occur of (i) the date the Employee terminates his employment, (ii) the date the Corporation terminates the Employee’s employment, and (iii) the date of death of the Employee, except for accrued and unpaid Base Salary and expenses to the date of termination or death.

8.     Protection of Confidential Information. Because the Employee's services for the Corporation will bring him into close contact with all the confidential affairs thereof, and plans for future developments, the Employee agrees to the following:

8.1   Secrecy. During the Term and for five (5) years after the date of termination of the Employee’s employment, to preserve the confidential nature of, and not disclose, reveal, or make accessible to anyone other than the Corporation’s officers, directors, employees, consultants or agents, otherwise within the scope of his employment duties and responsibilities hereunder, any and all documents, information, knowledge or data of or pertaining to the Corporation, its subsidiaries or affiliates or pertaining to any other individual, firm, corporation, partnership, joint venture, business, organization, entity or other person with which the Corporation or any of its subsidiaries or affiliates may do business during the Term (including licensees, licensors, manufacturers, suppliers and customers of the Corporation or any of its subsidiaries or affiliates) and which is not in the public domain, including trade secrets, "know how", names and lists of licensees, licensors, manufacturers, suppliers and customers, development plans or programs, statistics, manufacturing and production methods, processes, techniques, pricing, marketing methods and plans, specifications, advertising plans and campaigns or any other matters, and all other confidential information of the Corporation, its subsidiaries and affiliates (hereinafter referred to as "Confidential Information"). The restrictions on the disclosure of Confidential Information imposed by this Section 8.1 shall not apply to any Confidential Information that was part of the public domain at the time of its receipt by the Employee or becomes part of the public domain in any manner and for any reason other than an act by the Employee, unless the Employee is legally compelled (by applicable law, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose such Confidential Information, in which event the Employee shall provide the Corporation with prompt notice of such requirement so that the Corporation may seek a protective order or other appropriate remedy, and if such protective order or other remedy is not obtained, the Employee shall exercise reasonable efforts in good faith to obtain assurance that confidential treatment will be accorded such Confidential Information.

8.2   Return Memoranda, etc. To deliver promptly to the Corporation on termination of his employment, or at any other time the Corporation may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Corporation's business and all property associated therewith, which the Employee may then possess or have under his control.

8.3   Non-competition. Provided that this Agreement has not been breached by the Corporation, the Employee agrees that he shall not at any time prior to one (1) year after the expiration or termination of his employment with the Corporation, own, manage, operate, be a director or an employee of, or a consultant to any person, business, corporation, partnership, trust, limited liability company or other firm or enterprise ("Person") which is engaged in marketing, selling or distributing products or in developing product candidates in the United States which are directly competitive with products or product candidates in development as evidenced by the current written product development plan and/or business plan of the Corporation at the time of termination of the Employee's employment and/or described in the Corporation’s most recent filing on Form 10-K with the Securities and Exchange Commission as of the date of the termination of the Employee’s employment.

If any of the provisions of this section, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect, without regard to the invalid portions. If any of the provisions of this section, or any part thereof, is held to be unenforceable because of the duration of such provision, the area covered thereby or the type of conduct restricted therein, the parties agree that the court making such determination shall have the power to modify the duration, geographic area and/or other terms of such provision and, as so modified, said provision shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Corporation's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

8.4   Injunctive Relief. The Employee acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 8.1, 8.2, or 8.3 hereof will cause irreparable injury and incalculable harm to the Corporation, and the Corporation shall, accordingly, be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach.

8.5   Expenses of Enforcement of Covenants. In the event that any action, suit or proceeding at law or in equity is brought to enforce the covenants contained in Section 8.1, 8.2, or 8.3 hereof or to obtain money damages for the breach thereof, the party prevailing in any such action, suit or other proceeding shall be entitled upon demand to reimbursement from the other party for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection therewith.

8.6   Non-Solicitation. The Employee covenants and agrees not to (and not to cause or direct any Person to) hire or solicit for employment any employee of the Corporation or any of its subsidiaries or affiliates. The prohibitions of this Section 8.6 shall apply for twelve (12) months following the termination of the Employee’s employment.

8.7   Assignment of Invention. All discoveries, inventions, improvements and innovations, whether patentable or not (including all data and records pertaining thereto), which Employee may have invented, discovered, originated or conceived of during the Term of his employment with the Corporation prior to the date of the Amendment or may invent, discover, originate or conceive during the Term of this Agreement and which directly relate to the business of the Corporation or any of its subsidiaries as described in the Corporation’s filings with the Securities and Exchange Commission, shall be the sole and exclusive property of the Corporation. Employee shall promptly and fully disclose each and all such discoveries, inventions, improvements or innovations to the Corporation. Employee shall assign to the Corporation his entire right, title and interest in and to all of his discoveries, inventions, improvements and innovation described in this Section 8.7 and any related U.S. or foreign patent and patent applications, shall execute any instruments reasonably necessary to convey or perfect the Corporation’s ownership thereof, and shall assist the Corporation in obtaining, defending and enforcing its rights therein. The Corporation shall bear all expenses it authorizes to be incurred in connection with such activity and shall pay the Employee reasonable compensation for time spent by the Employee in performing such duties at the request of the Corporation after the termination of his employment, for a period not to exceed three (3) years.

9.     Indemnification. The Corporation will defend, indemnify and hold harmless the Employee, to the maximum extent permitted by applicable law and the by-laws of the Corporation, against all claims, costs, charges and expenses incurred or sustained by him in connection with any action, suit or other proceeding to which he may be made a party by reason of his being an officer, director or employee of the Corporation or of any subsidiary or affiliate thereof.

10.   Notices. All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile, with confirmation of receipt, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given three (3) business days after the date sent), to the parties at their respective addresses herein above set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

11.   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New York applicable to agreements made and to be performed entirely in New York.

12.   Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.   Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof including the Original Agreement. Employee acknowledges that upon the Effective Date he will not be entitled to any severance payment under the Original Agreement or any bonuses for any calendar year after 2008. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

14.   Assignability. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

15.   Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

16.   Counterparts. This Agreement may be executed in one or more facsimile or original counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same instrument.

17.   Severability. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

18.  In witness whereof, the parties have executed this Agreement as of July 9, 2008.

ACURA PHARMACEUTICALS, INC.

By: /s/ Andrew D. Reddick
Andrew D. Reddick
President and Chief Executive Officer

EMPLOYEE

By: /s/ Ron J. Spivey
Ron J. Spivey